Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2010 RESULTS

RUTLAND, VERMONT (September 2, 2009)— Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for the first quarter of its 2010 fiscal year.

Highlights of the quarter include:

•                  Free cash flow* for the quarter was $5.1 million, up $12.7 million from the same quarter last year;

•                  Adjusted EBITDA* for the quarter was $31.4 million; and

•                  Solid waste operations continue to produce strong cash flows through the economic slowdown; slowly rebounding commodity prices help the Recycling group.

“Our business continues to perform well through the economic downturn; the solid waste group is generating strong cash flows and the recycling group is benefiting from a moderate strengthening in commodity prices,” John W. Casella, chairman and CEO of Casella Waste Systems, said.

“The solid waste business experienced normal sequential seasonal revenue growth in our first quarter compared to the fourth quarter of fiscal year 2009; however, economically sensitive volumes were down again year-over-year against a tough first half year-over-year comparison, with notable weakness in both roll-off pulls and construction and demolition waste,” Casella said.  “Commodity prices have rebounded from January lows, the result of robust export markets mainly driven by the replenishment of depleted raw material inventories and the improving global economy.  On average, commodity prices are up approximately 34 percent from the third quarter of our fiscal year 2009, but are still down approximately 47 percent from the first quarter of our fiscal year 2009.”

First Quarter Financial Results

For the quarter ended July 31, 2009, the Company reported revenues of $135.9 million, down $22.0 million or 14.0 percent from the same quarter last year.  Approximately 63 percent of the decline was due to a drop in processing and recycling revenues, down $13.8 million from the same quarter last year primarily as the result of lower commodity prices.

Solid waste revenues were down $14.0 million or 11.9 percent over the same quarter last year with price up 1.8 percent, fuel and oil recovery fees down 3.2 percent, volume down 9.0 percent, and commodity price and volume down 1.8 percent.  Solid waste volume was down 6.3 percent excluding revenue losses due to the planned end-of-life decline of landfill volumes at the Pine Tree landfill in Hampden, Maine; the planned closure of the Colebrook, NH landfill in early August 2008; and the idling of a C&D processing facility in October 2008.  FCR revenues were down $9.0 million or 28.8 percent over the same quarter last year with price down 24.3 percent and volume down 4.5 percent.

The Company’s net loss applicable to common shareholders was ($2.8) million, or ($0.11) per common share in the quarter, compared to net income of $2.2 million, or $0.08 per share for the same quarter last year.

With the successful refinancing of the Company’s senior secured credit facility in early July, the Company incurred a loss on debt modification of $0.5 million or $0.02 per common share for the write-off of unamortized financing costs associated with the former senior credit facility.

Net cash provided by operating activities in the quarter was $24.7 million, up $4.9 million from the same quarter last year. The Company’s Adjusted EBITDA* was $31.4 million for the quarter, down $6.1 million from the same quarter last year.  The Company’s free cash flow* in the quarter was $5.1 million, up $12.7 million from the same quarter last year.

“Our strong cash flow performance in the quarter is the result of the steps we took to improve operations and cash flows during the last year,” Casella said.  “Our team is building on this momentum by improving pricing, enhancing fleet efficiency through route optimization and front-load conversions, optimizing the long-haul transfer of waste, and consolidating functional areas to reduce costs and improve service.”

“With the successful refinancing of our senior secured credit facility in early July with a senior secured first lien credit facility and senior second lien notes, our next significant debt maturity is now in December 2012,” Casella said.  “We have a capital structure in place that allows us to execute our intermediate strategy to reduce debt leverage and increase shareholder returns by further enhancing operating efficiencies, increasing pricing and profitably growing revenues, divesting non-core assets, and selectively investing in resource optimization solutions.”

Fiscal 2010 Outlook

The Company reconfirms its June 15, 2009 estimated guidance ranges for revenues, free cash flow, and capital expenditures.  To reflect changes in the definition of Adjusted EBITDA, which more fully captures the major components of the Company’s senior secured credit facility debt covenants, EBITDA guidance will be replaced with Adjusted EBITDA guidance for the fiscal year.

Adjusted EBITDA guidance is estimated between $120.0 million and $126.0 million, reflecting the non-cash add-back of approximately $9.0 million of accretion and depletion of landfill operating leases to the original EBITDA guidance range of $111.0 million to $117.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment, environmental remediation charge, and development project charges (Adjusted EBITDA) and free cash flow, which are non-GAAP measures. In the future we may modify items considered in defining free cash flow and adjusted EBITDA if we believe it will help the understanding of our financial performance.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically, these measures have been key in comparing the operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts, and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. Free cash flow, EBITDA and Adjusted EBITDA are not intended to replace “Net Cash Provided by Operating Activities,” which is the most comparable GAAP financial measure.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as capital expenditures, payments on landfill operating lease contracts, or working capital, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the Company’s website at http://www.casella.com.

The Company will host a conference call to discuss these results on Thursday, September 3, 2009 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 874-1588 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the Company’s website, or by calling 719-457-0820 or 888-203-1112 (conference code #1549034), until 11:59 p.m. ET on Thursday, September 10, 2009.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to reduce costs or increase revenues sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Annual Report on Form 10-K/A for the year ended April 30, 2009. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2008	2009

Revenues	$157,904	$135,861

Operating expenses:
Cost of operations	104,442	90,646
General and administration	18,440	16,288
Depreciation and amortization	19,470	19,530
	142,352	126,464

Operating income	15,552	9,397

Other expense/(income), net:
Interest expense, net	9,973	9,814
Loss on debt modification	—	511
Loss from equity method investments	1,129	1,219
Other income	(88)	(46)
	11,014	11,498

(Loss) income from continuing operations before income taxes and discontinued operations	4,538	(2,101)
Provision for income taxes	2,317	677

(Loss) income from continuing operations before discontinued operations	2,221	(2,778)

Discontinued Operations:
Loss from discontinued operations, net of income taxes (1)	(11)	—
Loss on disposal of discontinued operations, net of income taxes (1)	(34)	—

Net (loss) income available to common stockholders	$2,176	$(2,778)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,683	25,688

Net (loss) income per common share	$0.08	$(0.11)

Adjusted EBITDA (2)	$37,523	$31,406

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	July 31,
	2009	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,838	$1,637
Restricted cash	508	76
Accounts receivable - trade, net of allowance for doubtful accounts	51,296	56,136
Other current assets	23,093	20,201
Total current assets	76,735	78,050

Property, plant and equipment, net of accumulated depreciation	490,360	489,814
Goodwill	125,709	125,709
Intangible assets, net	2,635	2,505
Restricted cash	127	133
Investments in unconsolidated entities	41,798	41,227
Other non-current assets	13,598	24,433

Total assets	$750,962	$761,871

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,718	$2,186
Current maturities of financing lease obligations	1,344	1,369
Accounts payable	34,623	35,268
Other accrued liabilities	39,350	44,728
Total current liabilities	77,035	83,551

Long-term debt and capital leases, less current maturities	547,145	554,790
Financing lease obligations, less current maturities	12,281	11,929
Other long-term liabilities	48,191	49,184

Stockholders’ equity	66,310	62,417

Total liabilities and stockholders’ equity	$750,962	$761,871

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Three Months Ended
	July 31,	July 31,
	2008	2009
Cash Flows from Operating Activities:
Net (loss) income	$2,176	$(2,778)
Loss from discontinued operations, net	11	—
Loss on disposal of discontinued operations, net	34	—
Adjustments to reconcile net (loss) income to net cash provided by operating activities - Gain on sale of equipment	(284)	(428)
Depreciation and amortization	19,470	19,530
Depletion of landfill operating lease obligations	1,723	1,520
Interest accretion on landfill and environmental remediation liabilities	778	959
Income from assets under contractual obligation	(89)	(69)
Amortization of premium on senior notes	(164)	(176)
Amortization of discount on term loan and second lien notes	—	122
Loss from equity method investments	1,129	1,219
Loss on debt modification	—	511
Stock-based compensation	389	530
Excess tax benefit on the exercise of stock options	(31)	—
Deferred income taxes	2,435	620
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(7,790)	3,141
	17,566	27,479
Net Cash Provided by Operating Activities	19,787	24,701
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(70)	—
Additions to property, plant and equipment - growth	(4,723)	(841)
- maintenance	(17,705)	(17,405)
Payments on landfill operating lease contracts	(452)	(1,327)
Proceeds from divestitures	670	—
Other	637	652
Net Cash Used In Investing Activities	(21,643)	(18,921)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	22,700	374,044
Principal payments on long-term debt	(21,447)	(366,204)
Payment of financing costs	—	(13,906)
Proceeds from exercise of stock options	496	85
Excess tax benefit on the exercise of stock options	31	—
Net Cash (Used in) Provided by Financing Activities	1,780	(5,981)
Cash Provided by Discontinued Operations	47	—
Net decrease in cash and cash equivalents	(29)	(201)
Cash and cash equivalents, beginning of period	2,814	1,838
Cash and cash equivalents, end of period	$2,785	$1,637

Supplemental Disclosures:
Cash interest	$5,845	$3,983
Cash taxes, net of refunds	$245	$(54)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

(In thousands)

Note 1:           The Company completed the divestiture of its FCR Greenville operation in the quarter ended July 31, 2008 for cash proceeds of $670.  The company recorded a loss on disposal of discontinued operations (net of tax) of $34. The operating results of this operation for the three months ended July 31, 2008 have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements.  Revenues and loss attributable to discontinued operations for the three months ended July 31, 2008 were $282 and $11 (net of tax), respectively.

Note 2:           Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges (Adjusted EBITDA) and free cash flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. EBITDA, Adjusted EBITDA and Free Cash Flow are not intended to replace “Net cash provided by operating activities”, which is the most comparable GAAP financial measure. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of Adjusted EBITDA and EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2008	2009

Net Cash Provided by Operating Activities	$19,787	$24,701
Changes in assets and liabilities, net of effects of acquisitions and divestitures	7,790	(3,141)
Stock-based compensation, net of excess tax benefit on exercise of options	(358)	(530)
Provision for income taxes, net of deferred taxes	(118)	57
Net interest expense plus amortization of premium/discount	10,137	9,868
Gain on sale of equipment and other	285	451
Adjusted EBITDA (2)	37,523	31,406
Accretion	(778)	(959)
Depletion of landfill lease obligations	(1,723)	(1,520)
EBITDA (2)	$35,022	$28,927

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2008	2009
Net Cash Provided by Operating Activities	$19,787	$24,701
Capital expenditures	(22,428)	(18,246)
Payments on landfill operating leases	(452)	(1,327)
Assets acquired through financing leases	(4,453)	—
Free Cash Flow	$(7,546)	$5,128

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended July 31,
	2008	2009
Collection	$58,282	$52,197
Disposal	32,360	29,742
Power/LFGTE	6,869	6,369
Processing and recycling	20,233	15,450
Solid waste operations	117,744	103,758
Major accounts	8,812	9,791
FCR recycling	31,348	22,312
Total revenues	$157,904	$135,861

Components of revenue growth for the three months ended July 31, 2009 compared to the three months ended July 31, 2008:

Solid waste operations (1)	Core price	1.8%
	Fuel recovery fee	-3.2%
	Volume	-9.0%
	Commodity price and volume	-1.8%
Total growth - Solid waste operations		-12.2%

FCR operations (1)	Price	-24.3%
	Volume	-4.5%
Total growth - FCR operations		-28.8%

Acquisitions		0.3%
Divestitures		-0.1%
Total revenue growth (2)		-14.0%

(1) - Calculated as a percentage of segment revenues.

(2) - Calculated as a percentage of total revenues.

Solid Waste Internalization Rates by Region (1):

	Three Months Ended July 31,
	2008	2009
Eastern region	58.5%	54.4%
Central region	83.8%	86.1%
Western region	58.6%	62.6%
Solid waste internalization	66.2%	68.5%

(1)  In the quarter ended July 31, 2009, the Company revised its internalization rate calulation to include third party waste received at its transfer facilities and disposed at its own landfills. The prior year internalization rates have been revised accordingly.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended July 31,
	2008	2009
Revenues	$30,233	$21,119
Net loss	(2,258)	(2,437)
Cash flow from operations	2,678	2,895
Net working capital changes	2,002	2,061
Adjusted EBITDA	$676	$834

As a percentage of revenue:

Net loss	-7.5%	-11.5%
Adjusted EBITDA	2.2%	3.9%

(1)  The Company holds  50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended July 31,
	2008	2009
Growth Capital Expenditures:
Landfill Development	$3,819	$225
MRF Equipment Upgrades	454	—
Other	450	616
Total Growth Capital Expenditures	4,723	841

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	5,307	5,400
Landfill Construction & Equipment	11,453	11,066
Facilities	754	728
Other	191	211
Total Maintenance Capital Expenditures	17,705	17,405

Total Capital Expenditures	$22,428	$18,246

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.